UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):  April 27, 2010

CNS RESPONSE, INC.
(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

85 Enterprise, Suite 410
Aliso Viejo, CA 92656
(Address of principal executive offices)

(714) 545-3288
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2010 annual meeting of stockholders of CNS Response, Inc. (“the Company”), held on April 27, 2010 (the “2010 Annual Meeting”), 32,938,529 shares were voted, representing 58.79% of the outstanding shares.  The Company’s stockholders voted to elect the following directors to serve until the Company’s 2011 annual meeting of stockholders and until their successors have been elected and qualify:

Name	Number of Votes For	Number of Votes Withheld
George Carpenter	31,562,480	1,376,049
Henry Harbin, M.D.	31,695,859	1,242,670
David B. Jones	32,588,370	350,159
John Pappajohn	32,756,037	182,492
Jerome Vaccaro, M.D.	31,562,478	1,376,051

At the 2010 Annual Meeting, the Company’s stockholders also voted to approve (by a vote of 29,450,925 to 2,139,902, with 131,707 votes abstaining and 1,215,995 broker non-votes) an amendment to the Company’s 2006 Stock Incentive Plan to increase the number of shares of common stock that may be issued pursuant to awards granted under the plan from 10,000,000 to 20,000,000 shares and to increase the number of shares that may be subject to awards granted under the plan to any one participant during any fiscal year from 3,000,000 to 4,000,000.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
May 3, 2010		Paul Buck
Chief Financial Officer